UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2017

HELIOS AND MATHESON ANALYTICS INC.

(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-22945 (Commission File Number)	13-3169913 (IRS Employer Identification Number)

Empire State Building

350 5th Avenue

New York, New York 10118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 8.01     Other Events.

As of January 3, 2017, Helios and Matheson Analytics Inc. (the “Company”) had 4,874,839 shares of common stock issued and outstanding. Of that amount, 1,353,487 shares of common stock were held by non-affiliates, commonly known as the public float.

As of January 3, 2017, pursuant to the terms of the previously reported Senior Secured Convertible Promissory Notes issued by the Company to an institutional investor (the “Investor”) and Palladium Capital Advisors LLC (“Palladium) on September 7, 2016 in the aggregate principal amount of $4,381,075 (the “September 2016 Convertible Notes), the Investor had converted a total of $3,969,075 of principal and $46,282.53 of interest into 804,401 shares of the Company’s common stock. There remains a principal outstanding balance of $332,000 under the September 2016 Convertible Note held by the Investor and a principal outstanding balance of $80,000 under the September 2016 Convertible Note held by Palladium. In addition, as of January 3, 2017, there remains a principal outstanding balance of $1,100,000 under the previously reported Senior Secured Convertible Promissory Note issued to the Investor in that amount on December 2, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 4, 2017

HELIOS AND MATHESON ANALYTICS INC.

By:	/s/ Stuart Benson
Stuart Benson, Chief Financial Officer